Exhibit 99.1
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                                   EXHIBIT A
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                List of transactions in the Issuer's Common Stock
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
                                                     Number of            Number of        Approximate Price
Date             Person effecting transaction        Shares Bought        Shares Sold      per Share
----             ----------------------------        -------------        -----------      ---------
4/13/2006        Sigma Capital Associates              100,000                             $0.2424
4/13/2006        Sigma Capital Associates               50,000                             $0.2498
4/13/2006        Sigma Capital Associates              200,000                             $0.2498
4/17/2006        Sigma Capital Associates              250,000                             $0.2509
4/17/2006        Sigma Capital Associates              150,000                              $0.251
4/18/2006        Sigma Capital Associates               50,000                              $0.247
4/19/2006        Sigma Capital Associates              200,000                             $0.3734
4/19/2006        Sigma Capital Associates              500,000                             $0.4934
4/20/2006        Sigma Capital Associates              100,000                               $0.67
4/21/2006        Sigma Capital Associates              419,000                             $1.2379
4/24/2006        Sigma Capital Associates              281,000                             $1.3102